Exhibit 3.61
CERTIFICATE OF LIMITED PARTNERSHIP
OF
MPT OF BUCKS COUNTY HOSPITAL, L.P.
TO THE DELAWARE SECRETARY OF STATE:
     This Certificate of Limited Partnership, dated as of March 3, 2005, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17 (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership (the “Partnership”) is:
MPT of Bucks County Hospital, L.P.
     2. Registered Office; Registered Agent. The mailing address of the Partnership’s registered office required to be maintained by Section 17-104 of the Act is 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901. The name of the Partnership’s registered agent for service of process at such address is National Registered Agents, Inc.
     3. General Partner. The name and business mailing address of the sole general partner of the Partnership are:
MPT of Bucks County Hospital, LLC
1000 Urban Center, Suite 501
Birmingham, Alabama 35242
     IN WITNESS WHEREOF, The undersigned sole general partner of the Partnership has executed this Certificate of Limited Partnership as of the date first written above.

MPT OF BUCKS COUNTY HOSPITAL, L.P.
By:	MPT of Bucks County Hospital, LLC,
Its:	Sole General Partner
By:	MPT Operating Partnership, L.P.,
Its:	Sole Member

By:	/s/ Edward K. Aldag, Jr. Edward K. Aldag, Jr.
Its:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
MPT OF BUCKS COUNTY HOSPITAL, L.P.
TO THE DELAWARE SECRETARY OF STATE:
Pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, MPT of Bucks County Hospital, L.P. (the “Partnership”) hereby adopts the following Certificate of Amendment to its Certificate of Limited Partnership:
1.	The name of the Partnership is:
MPT of Bucks County Hospital, L.P.
2.	The amendment so adopted is:
FIRST: Article 1 of the Certificate of Limited Partnership of the Partnership is hereby amended by deleting said Article 1 in its entirety and substituting in lieu thereof the following:
1.	The name of the Partnership is:
MPT of Bucks County, L.P.
SECOND: Except as hereinabove amended, the Certificate of Limited Partnership of the Partnership is continued in full force and effect.
IN WITNESS WHEREOF, the undersigned general partner of the Partnership has caused this Certificate of Amendment to Certificate of Limited Partnership to be executed for and on behalf of the Partnership this 27 day of May, 2005.

MPT OF BUCKS COUNTY, LLC General Partner

By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:	/s/ Edward K. Aldag, Jr. Edward K. Aldag, Jr.
President and CEO